AMENDMENT NO. 1

                  TO EMPLOYMENT AGREEMENT FOR DONALD H. SLEDGE


         THIS AMENDMENT NO. 1 is entered into as of this __ day of October, 2000, by and between RateXchange Corporation, a Delaware corporation (the "Company"), and Donald H. Sledge ("Employee"), a resident of the State of California.

         WHEREAS, Employee and the Company entered into an employment agreement dated September 15, 1999 (the "Employment Agreement") pursuant to which the Company agreed to employ Employee as Chief Executive Officer and President of the Company;

         WHEREAS, the Employee currently also serves as Chairman of the Board of Directors of the Company; and

         WHEREAS, Employee and the Company desire to amend the Employment Agreement to reflect Employee's change in status from Chief Executive Officer and President of the Company to Chairman Chief Strategist (including merger and acquisition) of the Company;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and in the Employment Agreement and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree that effective as of October 9, 2000:

         1. Section 2. Position and Duties is hereby amended to provide that Employee's title shall be Chairman and "Chief Strategist" of the Company. As Chief Strategist of the Company, Employee shall render executive, policy and other management services to the Company of the type customarily performed by persons serving in such a capacity, including primary responsibility for the Company's mergers and acquisitions. Employee shall report to the Board of Directors of the Company. Employee shall devote his attention and efforts to the business and affairs of the Company on a part-time basis during the term of the Employee's employment.

         2. Section 4.01 Base Salary is hereby amended to provide that Employee's annual base salary shall be $120,000.

         3. Section 4.02 Incentive Bonus is hereby amended to provide that Employee shall not have an annual guaranteed Bonus for the year 2000 or for any future year during the remaining Term.

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         4.  Section  5.05.4  Termination  Without  Cause is hereby  amended  to provide that for purposes of calculating any payments due under this section, Employee' annual base salary shall be deemed to be $300,000.

         5. Release and Waiver

                  (a) In exchange for the payment and benefits described in the Employment Agreement as amended by this Amendment, Employee unconditionally releases and discharges the Company, its directors, officers, agents and employees (in their individual and representative capacities), its affiliates, subsidiaries, successors and assigns (collectively, the "Releasees") relating to any claims, demands, causes of action, and damages, known and unknown, that Employee has or may have against any of the Releasees, including without limitation, any claims, demands, causes of action and damages arising out of any action, omission or decision occurring up to and including the date Employee executes this Amendment, directly or indirectly relating to the Employee's employment with the Company, the Employment Agreement, or the amendment of the Employment Agreement. Employee agrees not to bring or voluntarily assist in the prosecution of any lawsuits, charges, appeals, grievances or other proceedings of any kind against any one or more of the Releasees concerning any claims, demands, causes of action or damages released by Employee in this Amendment, and to the extent any such proceedings are pending, Employee agrees they are or will promptly be withdrawn.

                  (b) The Employee's release and agreement in Paragraph 5(a) above includes, but is not limited to, rights or claims under the common law (including but not limited to any claims of breach of contract or wrongful discharge), the Older Workers' Benefit Protection Act, the Age Discrimination in Employment Act of 1967, The Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Civil Rights Act of 1871, all as amended, and any and all other federal, state and local statutes, ordinances, executive orders, court orders and regulations prohibiting employment discrimination or retaliation based on race, national origin, gender, age, religion, disability, or any other prohibited bases, the Employee Retirement Income Security Act of 1974, as amended, and any state and/or local common law or statutory claims. Employee and the Company mutually understand and agree that by entering into this Amendment, the Company is not admitting to any violation of the Employee's rights, or any duties or obligations owed to the Employee.

                  (c) Employee acknowledges that Employee has been given the opportunity to consider this Amendment for up to 21 days. Employee also acknowledges that Employee was advised to consult an attorney about this Amendment and that Employee has had a fair and full opportunity to do so.

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Further,  Employee  understands that the Company is not responsible for expenses
Employee may incur in consulting any attorney.

                  (d) Employee may revoke this Amendment within seven calendar days following its execution by notifying the Company in writing directed to President and Chief Executive Officer, RateXchange Corporation, 185 Berry Street, Suite 3515, San Francisco, CA 94107. If Employee does so, the Amendment is null and void. In any case, this Amendment does not become effective and enforceable until the seven-day revocation period expires. After such time, if there has been no written revocation as provided above, this Amendment shall be fully effective, enforceable and irrevocable.

         6. Employee and the Company understand and agree that the terms and conditions of Employment Agreement, as amended by this Amendment, constitute the complete agreement between the parties and that there are no understandings or agreements between the parties, except what has been set forth in the Employment Agreement, as amended by this Amendment. Employee agrees that in signing this Amendment, Employee did not rely on any statement or promise by the Company, other than what is written In the Employment Agreement, as amended by this Amendment. This Amendment may be modified only by a written document signed by Employee and the Company.

         7. If any provision of this Amendment is found to be invalid, unenforceable or void for any reason whatsoever, at the election of the Company such provision shall be severed from the remaining provisions of this Amendment, and shall not effect the validity or enforceability of such remaining provisions. This Amendment shall be deemed to have been made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed by the laws thereof (but excluding the choice of law provisions thereof) and, as applicable, federal law.

         8. The parties, intending to be legally bound by this Amendment, sign and deliver it freely, voluntarily and without coercion and with knowledge of the nature and consequences of the terms and conditions of the Amendment.

                            (signature page follows)

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         IN  WITNESS  WHEREOF,  each of the  parties  hereto  has  executed  and delivered this Amendment No. 1 as of the date first above written.


                                            RATEXCHANGE CORPORATION

                                            By: /s/ D. Jonathan Merriman
                                               ---------------------------------
                                            Name: D. Jonathan Merriman
                                                 -------------------------------
                                            Title: Chief Executive Officer
                                                  ------------------------------


                                            ACCEPTED AND AGREED TO:

                                            /s/ Donald H. Sledge
                                               ---------------------------------
                                                Donald H. Sledge

                                                Oct. 5, 2000
                                                --------------------------------
                                                Date:
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